EXHIBIT 23.15

                                    CONSENT

     In accordance with Rule 438 under the Securities Act of 1933, as amended, the undersigned consents to being named in this Registration Statement on Form S-4 as a person who is about to become a director of Pinnacle Global Group, Inc.

October 5, 1998

                                                  /s/  RICHARD C. WEBB
                                                       Richard C. Webb